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                                                              Exhibit 10.4

                                                              /logo/
                                                              MWGAG
                                                              BIOTECH
                                                              Today for Tomorrow

                     Agreement concerning the Cooperation of

                              Bruker Daltonik GmbH

                                       and

                                 MWG-Biotech AG

Objective

MWG-Biotech AG (MWG) and Bruker Daltonik GmbH and their Bruker branches (Bruker) are contemplating entering into commercial and technical cooperation in the field of DNA research through SNP analysis, as well as other potential molecular biology areas of application by means of MALDI-TOF mass spectrometry.

Validity

As soon as this agreement is signed by both sides, it shall be valid at least until December 31, 2002. It shall be extended by two years upon submission of the signed agreement of both sides.

Product definition, development objective, and periods of time

The following products are to be developed or further developed in combination, and thereafter jointly marketed, as a solution for the field of low and medium daily sample throughput:

o Bruker: The Bruker MALDI-TOF mass spectrometer BIFLEX III in a linear configuration having the specifications listed in Appendix I. Development objective: [*](1) Timeframe: [*]

/letterhead information/

----------
(1) [*] Indicates information has been omitted and separately filed with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

o MWG: provision of equipment for the primer extension reaction and sample preparation robotics having the following tasks:

      o Sample preparation robot having a throughput of up to 1,000 samples per day. Time frame: [*](2)

      o Sample preparation robot having a throughput of up to 10,000 samples per day. Time frame: [*]

      Both products shall serve, among other things, for the following applications:

      o     For use with the "Bruker Magnetic Bead DNA Purification Kit"

      o     For use with the "Ivo Gut Alkylation Method".

Marketing

Products affected by this agreement shall be deemed OEM products. MWG and Bruker are free to offer solutions derived from these products competitively or jointly.

OEM price structure

The following OEM price structure with calendar-year OEM discount rates relative to the list price (Appendix 1) will be used as the basis for future product orders:

Bruker Biflex III MALDI-TOF MS:
           Number per year                        OEM discount
                 #10                                  [*]
                11-20                                 [*]
                 21+                                  [*]
The OEM discount rate will be applied retroactively.

----------
(2) [*] Indicates information has been omitted and separately filed with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

For equipment used for its own research or for demonstration purposes, the discount rate shall increase to [*](3).

MWG:

OEM price structure

Bruker Daltonik GmbH shall receive a [*] OEM discount for the MWG sample preparation robots. The price for the high throughput robot for up to 10,000 samples per day will be determined as of March 2000. The price for a demonstration device shall be [*] of our list price.

If sales are made through joint appearances and efforts, prices will be negotiated on a case-by-case basis.

All prices are ex works, exclusive of customs duty, value-added tax, sales tax on imports, and similar taxes.

Protection of patronage

In a competitive situation, as soon as one of the parties to the agreement is able to confirm in writing (letter, fax, e-mail, etc.) the buying intention of a customer or the impending purchase by a customer, the sale shall be protected for that party for a period of 12 months.

This protection shall not apply if the other party to the agreement can provide suitable documentation, within one week of disclosure of the case, proving that the sale came about through its own efforts.

Installation, maintenance, and service

Bruker is responsible for installation, guarantees, and additional services for the Bruker Biflex III.

The purchase of a Bruker Biflex III includes equipment installation and a demonstration of specifications. These services are included in the purchase price.

----------
(3) [*] Indicates information has been omitted and separately filed with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

The customer must prepare the installation area in accordance with Appendix 2. Expenses relating thereto, as well as other expendable materials required for the installation, are not included in the purchase price.
Additional installations and services resulting therefrom, if required, shall be settled with MWG at the usual Bruker computation rates. The guarantee period shall be one year from the demonstration of the specifications, but not more than 15 months after delivery.

MWG:
Installation, maintenance, and service
Services shall remain the same for the MWG sample preparation robots.

Purchasing lead-times and sales projections
The purchasing lead-time for a Bruker Biflex III is three months.
To shorten this purchasing lead-time, MWG shall issue semi-annual sales projections at least three months prior to the end of the previous half. These projections shall be reviewed and corrected, if necessary, 30 days prior to the end of the previous half. Additionally, Bruker will deliver the equipment in a timely manner. If this planning aid proves not to be useful, with MWG taking delivery of less than 75% of the projected Bruker Biflex III devices, it will be suspended and replaced with the usual purchasing lead-time of three months.

MWG:
Purchasing lead-times and sales projections
The purchasing lead-times shall be a maximum of 30 days after receipt of a new order.
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

Terms of payment

The following terms of payment shall apply for each Bruker Biflex III ordered:
40% 30 days net after receipt of the customer order
40% 30 days net after delivery
20% 30 days net after installation and acceptance of the specifications.

MWG:

Terms of payment

30 days net after delivery.

Protection and utilization of intellectual property in joint developments

For future developments, whether performed jointly, financed jointly, or merely arising through the exchange of confidential information, MWG and Bruker each undertake to maintain silence with respect to third parties and to protect the intellectual property and business information of the other party to the agreement.

A decision will be made on a case-by-case basis with regard to utilization and financial recognition of joint developments.

Contact individuals

MWG and Bruker shall each appoint two contact individuals who shall serve as the interface between the two companies for commercial and technical matters, respectively, and who shall monitor compliance with this agreement:

For MWG:
      Commercial matters:     Helmut Pende, MWG-Biotech AG, Ebersberg
      Technical matters:      Dr. Jutta Huber, MWG-Biotech AG, Ebersberg
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

For Bruker:
      Commercial matters:
            Dr. Roland Schnurpfeil, Bruker Daltonik GmbH, Bremen,
      Technical matters:
            Dr. Markus Kostrzewa, Bruker Saxonia Analytik GmbH, Leipzig

This agreement enters into force when it is signed:

Bremen, November 15, 1998                 Ebersberg, November 2, 1999
Bruker Daltonik GmbH                      MWG-Biotech AG

/corporate address stamp/                 /corporate address stamp/

Name: Dr. Franzen    Dr. Koch             Name: Michael Weichselgartner
Title:  General Managers                  Title: CEO
/signatures/                              /signature/
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

                                   Price List
                                   RoboAmp(R)

RoboAmp(R)4200 basic platforms                                                                   DM
RY-4200 M     Robot for the automation of Non Cross Contamination (NCC) PCR                      147.500,00
              and loading of MALDI samples
              including: 1 washable tip assembly for sample distribution, handler for positioning of microplates
                       96 well HTR thermocycler with motorized lid
                       Disposable tip assembly for sample distribution
                       Air waste chassis and electronic chassis
                       Automated tube/well sealing device
                       Power Supply
                       RoboSeq sample management and application software
                       MWG analysis and control unit
                       Reagent rack, cooled
                       Sample position for 2 plates, non cooled
                       Pipetting positions, cooled for 2 microplates (1 cooled/1 non cooled)
                       Stacker for 8 microtitre plates
                       Disposable tip rack for 8 x 96 tips
                       Module for loading of MALDI carriers in 96 and 384 well format

Accessories

Reagent Rack
RY-RC         Reagent rack, cooled                                                                 8.150,00
RY-RN         Reagent rack, non cooled                                                             3.050,00
RY-RS         Reagent rack, small non cooled                                                       1.150,00
Sample Position
RY-SPT        Tube rack, 96 positions, 1.5 ml, non cooled                                          1.450,00
RY-SPTC       Tube rack, 96 positions 1.5 ml, cooled                                               6.920,00
RY-SPC        Sample position for 2 plates/1 cooled/1 non cooled                                   6.450,00
RY-SPN        Sample position for 2 plates, non cooled                                             1.560,00
RY-SPS        Sample position for 2 microtitre plates                                                820,00

Pipetting Position
RY-PPC        Pipetting positions for 2 plates, 1 cooled/1 non cooled                              6.450,00
RY-PPC384     Pipetting positions for 2 plates, 384 well, 1 cooled/1 non cooled                    7.950,00
RY-PPN        Pipetting positions for 2 plates, non cooled                                         1.560,00
RY-PPN384     Pipetting positions for 2 plates, 384 well, non cooled                               1.950,00
PRY-PPS       Pipetting positions for 2 microtitre plates, non cooled                                820,00

RY-ST4        Stacker for 4 microtitre plates                                                      1.850,00
RY-ST8        Stacker for 8 microtitre plates                                                      2,450,00
RY-ST12       Stacker for 12 microtitre plates                                                     2.950,00
RY-STC10      Stacker for 10 microtitre plates, cooled effective 01.12.99                          9.950,00

Shaker
RY-3-1410     Shaker, 1 microtitre plate                                                           3.200,00

Disposable Tip Rack
RY-TR2        Disposable tip rack for 2 x 96 tips                                                  1.150,00
RY-TR4        Disposable tip rack for 4 x 96 tips                                                  2.050,00
RY-TR6        Disposable tip rack for 6 x 96 tips                                                  2.950,00
RY-TR8        Disposable tip rack for 8 x 96 tips                                                  3.850,00

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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

Automated Agarose Gel Loading (requires RY-WTA)
RY-GLS        Holding & Loading Devices for agarose gels                                             960,00
HB-0708       Gel tray 96 Complete, 12 x 8 + 1 tooth combs                                         1.250,00

Bar Code Option
RY-BCR        Bar code reader                                                                        780,00
RY-BCP        Bar code printer                                                                     3.060,00
RY-MPS        Multiport seriell, PC Interface card                                                   840,00

Tip assembly
RY-WTA        Washable tip assembly for sample distribution                                          375,00
RY-DTA        Disposable tip assembly for sample distribution                                        375,00

Liquid Container
RY-SLC        System liquid container, 5l                                                            210,00
RY-WC         Waste container, 20l                                                                   245,00

Training
RY-EKR        Training course, en Ebersberg, 2 days                                                1.500,00

Service kits & contracts
RY-1-2001     Service kit                                                                        on request
RY-1-2002     Liquid handling kit                                                                on request
S-10040       Service contract RoboAmp(R)4200                                                     19.900,00

Prices are net prices ex VAT and shipping costs. Prices become valid on
01.11.99. Prices are subject to change without notice.

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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

Appendix 1

BIFLEX(TM) III RESEARCH-GRADE MALDI-TOF MS SYSTEM

BIFLEX(TM) III Matrix-Assisted LASER Desorption Mass Spectrometer

      Time-of-flight mass analyzer

o     125 cm linear TOF analyzer for both positive and negative ions
o     High sensitivity fast MCP detector system with detector housing
o Ion flight path housing o Integrated vacuum system, electronics and computer desk
o     Ultra-Stable power supplies for TOF analyzer, detector and ion source

      Gridless MALDI source with Pulsed Ion Extraction (PIE(TM))

o     Ion source and ion lens system
o     Automatic vacuum lock for sample introduction with inlet vacuum pump
o     N2-LASER including variable power attenuator and UV optics
o     SCOUT(TM)384 Microtitre Plate Source/Target with Observation Optics
o     Large area target (12cm x 8cm) with exact dimensions of microtitre plate
o     Precise X-Y positions (4 micron step increments)
o     2 exchangeable targets (384-position standard)
o 1 adaptor target for up to 12 inserts provided with 25 assorted inserts (10 position)
o High resolution magnifying observation optics with display on 14" color monitor
o     Intuitive GUI for simple mouse controlled X-Y positioning

      Pumping system including vacuum measurement and control unit

o     260 l/sec turbomolecular pump including forepump
o     Vacuum measurement system and control unit

      Data System and Software

o     2 GHz Digitizer
o Sun SPARCUltra 5, 19" color monitor, 128MB RAM, 4.3 Gbyte IDE disk, 1.44 MB floppy drive, CD-ROM drive, EtherNet connection for external networks
o Mass spectrometry software for acquisition (XACQ(TM)), processing (XMASS(TM)), plotting, and analysis in a networked multi-user environment
o     AutoXecute with fuzzy-logic optimization for automated acquisition
o     Postscript printer
o     DAT tape drive for backup

BASIC SYSTEM PRICE                                                 DEM 337.000,-
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

Appendix 2

                        BIFLEX(TM) Facilities Information

                   Warning: Read SAFETY PRECAUTIONS on page 2

Preface

BIFLEX(TM) is a high performance, bench-integrated MALD-TOF mass spectrometer system. All components of hardware and associated control electronics are mounted in a laboratory "desk-style" bench which is approximately 1.9m long and
0.905 m deep. Two backing pumps are mounted in a small box situated underneath the bench. Even the control computer can be mounted on top of the system, thus not adding to the footprint. This document details the required system facilities.

Instrument Preparation

On system arrival the crate should be opened to check for shipping damages or shortages, and the crate should be moved to a position adjacent to the final site of installation. A mechanical means of transportation should be made available for the installation engineer to manoevre the system out of the crate and to its final installation position.

Site Consideration

1. Physical Requirements:

Please refer to the attached instrument floor plan for details of the required floor and height space recommended. It is possible to fit the system into a smaller space with only around 0.2m clearance around three sides of the bench, but should access be required for service, preventative maintenance etc. then the "recommended" clearances come into play. Note that for door access the system's narrowest dimension is 0.905 m. If the door is smaller, call Bruker.

2. Power Requirements:

The system is supplied requiring 230V AC power (50/60 Hz) single phase with a single 16A outlet (German: Schukostecker). The computer system can be operated with 110-240V AC at 50/60 Hz either on separate outlets or can be connected through the main internal BIFLEX power distribution system. The system's average power consumption is 1.5kW. There may be an initial surge slightly greater than this on powering up the vacuum system. A stable voltage supply is required and use of appropriate line conditioners, (or uninterruptable power supply, if required) is recommended to ensure its integrity.

Note: Even short occasional power failures will require a lengthy vacuum pump down and the customer is responsible for providing stable, uninterrupted power.

3. Pressurized Air:
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

No pressurized air is required for this system.

4. Cooling Water:

No cooling water or closed cycle cooling unit is required for this system.

5. Rough Pump Outlet:

For the outlet of the rough pumps you either need an oil mist filter, or you have to lead it to the outside or into your exhaust air system. Tubing: 9mm inner diameter, 12 mm outer diameter, 5m delivered with the instrument.

6. System Weight:

The entire system with pumps and computer data system included is approximately 250Kg.

7. Environment:

The system should be located in a clean, reasonably vibration free and temperature controlled environment for maintaining optimum performance. No special humidity control is required but the temperature limits are 15(degree)C to 27(degree)C (optimum of 20(degree)C) and in a range of 20 - 80% relative humidity.

8. Electrical Safety Codes:

The instrument will meet all applicable safety codes before shipment.

9. Safety Precautions:

The Nitrogen laser emits high intensity radiation at 337nm, 200uJ. The class IIIB laser radiation emitted is invisible to the eye but can cause damage to it. To safeguard the user the BIFLEX(TM) is equipped with safety features which prevent operation of the laser when the instrument covers are open. Thus during standard operation (all covers closed), no laser radiation can be transmitted outside the spectrometer (i.e. then the system is Class 1). Bruker does not recommend disabling any of the safety features, by anyone than a trained Bruker service engineer, or running the system with covers removed.

The spectrometer operation involves uses of high voltages. All access to wiring and feedthroughs is restricted behind safety panels. Bruker does not assume responsibility for any injury incurred as a result of disabling the safety interlocks. We do not guarantee optimum performance of the instrument when operating under non-standard conditions. Bruker does not recommend disabling the safety features and any user that does so proceeds at their own risk.
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                                                                  MWG AG Biotech
                                                              Today for Tomorrow

BIFLEX(TM) III dimensions and floor plan:


                                    [diagram]

                          ACKNOWLEDGMENT OF TRANSLATION
                                 April 13, 2000

      The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Cooperation Agreement dated November 15, 1999 between Bruker Daltonik GmbH and MWG-Biotech AG is a fair and accurate English translation from German of the original executed agreement.

      BRUKER DALTONICS INC.


      By:    /s/  David E. Plunkett
         --------------------------------
      Name:  David E. Plunkett
      Title: Treasurer